Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE dated as of August 14, 2008 (this “Amendment”) between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an address c/o Tishman Speyer, 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and RADIO CITY PRODUCTIONS LLC a Delaware limited liability company having an office at 1260 Avenue of the Americas, New York, New York 10020 (“Tenant”).

WITNESSETH

WHEREAS, RCPI Trust, predecessor-in-interest to Landlord, and Tenant entered into that certain Lease dated as of December 4, 1997, as modified by First Amendment to Lease dated as of February 19, 1999 and Second Amendment to Lease dated as of October 6, 2002 (as so amended, the “Existing Lease”), covering premises described and defined in the Existing Lease; and

WHEREAS, Landlord and Tenant desire to modify the Existing Lease to reference the modification of the Guaranty referred to therein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Modifications. As of the date hereof;

(a) each reference in the Lease to the Guaranty shall mean the Restated Guaranty of Lease attached hereto as Exhibit A. Landlord consents to the restatement of the Guaranty by such Restated Guaranty of Lease.

(b) Section 19.1(l) of the Existing Lease is restated to read as follows: “(l) if the Guarantor (i) fails to maintain a net worth of at least [*****] and (ii) fails to deliver to Landlord the Letter of Credit (as defined in the Guaranty) or cash in the amount and within the time period set forth in the Guaranty”.

3. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“Broker”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Section 3 shall survive the expiration or earlier termination of the term of the Existing Lease, as amended hereby.

4. Representations and Warranties. (i) Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Existing Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant’s knowledge, there are no defaults existing under the Existing Lease; (c) to the best of Tenant’s knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Existing Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

(ii) Landlord represents and warrants to Tenant that, as of the date hereof, (a) the Existing Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Landlord’s knowledge, there are no defaults existing under the Existing Lease; (c) to the best of Landlord’s knowledge, there exist no valid causes of action, disputes or claims against the enforcement of any of the terms and conditions of the Existing Lease and (d) this Amendment has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

5. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Existing Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Existing Lease, the terms of this Amendment shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until each party shall have received a fully executed counterpart of this Amendment.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) The liability of Landlord for Landlord’s obligations under this Amendment shall be limited to Landlord’s interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Amendment or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

LANDLORD

RCPI LANDMARK PROPERTIES, L.L.C.

By:	/s/ Michael B. Benner
	Name:	Michael B. Benner
	Title:	Vice President and Secretary

TENANT

RADIO CITY PRODUCTIONS LLC

By	/s/ Robert Pollichino
	Name:	Robert Pollichino
	Title:	Executive Vice President

The undersigned acknowledges the foregoing Amendment and ratifies and confirms all of its obligations under that certain Restated Guaranty of Lease dated as of August     , 2008 (the “Guaranty”) and agrees that the covenants referred to in the Guaranty shall include the obligations of Tenant under the Existing Lease as amended by the foregoing Amendment.

GUARANTOR:

MADISON SQUARE GARDEN, L.P.
A Delaware limited partnership

By	/s/ Lucinda Treat
	Name:	Lucinda Treat
	Title:	Executive Vice President